PULTE CORPORATION
     EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (000's omitted, except per share data)

                                                                   Years ended December 31,
                                                     ----------------------------------------------------
                                                      1997       1996       1995       1994       1993
                                                     -----      -----       ----      -----       -----
Basic:
   Numerator:
     Net income ..................................   $ 52,761   $179,643   $ 58,346   $162,768   $ 79,368
                                                     ========   ========   ========   ========   ========
   Denominator:
     Weighted average common shares outstanding ..     21,755     24,926     27,074     27,556     27,479
                                                     ========   ========   ========   ========   ========
     Net income per share ........................   $   2.43   $   7.21   $   2.15   $   5.91   $   2.89
                                                     ========   ========   ========   ========   ========

Assuming dilution:
   Numerator:
     Net income ..................................   $ 52,761   $179,643   $ 58,346   $162,768   $ 79,368
                                                     ========   ========   ========   ========   ========
   Denominator:
     Weighted average common shares outstanding ..     21,755     24,926     27,074     27,556     27,479
     Effect of dilutive securities - stock options        199        226        348        298        434
                                                     --------   --------   --------   --------   --------
       Total .....................................     21,954     25,152     27,422     27,854     27,913
                                                     ========   ========   ========   ========   ========
     Net income per share ........................   $   2.40   $   7.14   $   2.13   $   5.85   $   2.85
                                                     ========   ========   ========   ========   ========

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